EXHIBIT 23(a)

[GRAPHIC OMITTED]

WEINICK
 SANDERS                                                           1375 BROADWAY
   LEVENTHAL & CO., LLP                                NEW YORK, N.Y. 10018-7010
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                       CERTIFIED PUBLIC ACCOUNTANTS                 212-869-3333
                                                                FAX 212-764-3060
                                                                   WWW.WSLCO.COM






CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)





          We consent to the use in Post-Effective Amendment No. 3 to the Registration Statement of SearchHelp, Inc. on Form SB-2, SEC File 33-97687, under the Securities Act of 1933 of our report dated January 20, 2004 (except as to a portion of Notes 1, 11 and 14 as to which the date is February 3, 2004) and to the reference to our firm under the heading "Experts" in the Prospectus.





                                        /s/ WEINICK SANDERS LEVENTHAL & CO., LLP




          New York, New York
          May 6, 2004



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